UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

China Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer
Legal Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
         8E-C2, Global Trade Mansion, No.9A, GuangHua Road, Chaovan District, Beijing PR China 100020
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone Number: 86-10-6586-4790

Mailing Address: Suite 601 - #110 Dai-You-Bei-Li, HaiDian District, Beijing PR China 100091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountants

On January 23, 2009, China Holdings Inc. (the “Company”) has engaged  WEINBERG & COMPANY, P.A. as the Company and subsidaries’ independent registered public accounting  to audit the Company’s financial statements for its fiscal year ending December 31, 2008 and 2009.

During the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and  through the date of this report, the Company did not consult with WEINBERG & COMPANY, P.A. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters that was either the subject of a disagreement or a reportable event which would require disclosure pursuant to Item 304(a)(2)(ii) of Regulation S-K.

The Company acknowledging that: the Company is responsible for the adequacy and accuracy of the disclosure in the filing; and staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: January 27th, 2009	By:	/s/ Julianna Lu
Julianna Lu Chief Executive Officer and Chief Financial Officer